SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2004


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


 Commission          Registrant, State of Incorporation,       I.R.S Employer
  File No.              Address, and Telephone Number        Identification No.

  1-15467                   Vectren Corporation                  35-2086905
                          (An Indiana Corporation)
                           20 N.W. Fourth Street,
                         Evansville, Indiana 47708
                               (812) 491-4000

  1-16739               Vectren Utility Holdings, Inc.           35-2104850
                          (An Indiana Corporation)
                           20 N.W. Fourth Street,
                         Evansville, Indiana 47708
                               (812) 491-4000

  1-3553          Southern Indiana Gas and Electric Company      35-0672570
                          (An Indiana Corporation)
                           20 N.W. Fourth Street,
                         Evansville, Indiana 47708
                               (812) 491-4000

  1-6494                  Indiana Gas Company, Inc.              35-0793669
                          (An Indiana Corporation)
                           20 N.W. Fourth Street,
                         Evansville, Indiana 47708
                               (812) 491-4000

            Former name or address, if changed since last report: N/A



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Item 9.  Regulation FD Disclosure

Vectren Corporation (the Company), an energy holding and applied technology company, announced the filing for a general gas rate increase by its wholly owned subsidiary Indiana Gas Company, Inc. which does business as Vectren Energy Delivery of Indiana - North. A copy of the press release is furnished as Exhibit 99-1 to this Current Report.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VECTREN CORPORATION
                               VECTREN UTILITY HOLDINGS, INC.
                               SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                               INDIANA GAS COMPANY, INC.
March 19, 2004


                                     By:  /s/ M. Susan Hardwick
                                     ----------------------------------------
                                     M. Susan Hardwick
                                     Vice President and Controller

                                INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 9:



 Exhibit
 Number      Description

  99-1 Press Release - Vectren North seeks approval of new natural gas base rates

  99-2       Cautionary Statement for Purposes of the "Safe Harbor"
             Provisions of the Private Securities Litigation Reform Act of 1995